UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: June 22, 2015
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
On June 23, 2015, IDEX Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) along with certain of its subsidiaries, as borrowers (the “Borrowers”), Bank of America, N.A., as administrative agent, swing line lender and an issuer of letters of credit; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents and issuers of letters of credit; Mizuho Bank, Ltd., U.S. Bank, National Association, and Barclays Bank PLC, as co-documentation agents, and the other lenders and agents party thereto. The Credit Agreement replaces the Company’s existing five-year, $700 million credit agreement, dated as of June 27, 2011, among the Company, Bank of America, N.A., as administrative agent, swing line lender and an issuer of letters of credit; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Associate, as co-syndication agents; The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank, National Association and Mizuho Corporate Bank, Ltd., as co-documentation agents, and the other lenders and agents party thereto (as amended, restated, supplemented and otherwise modified from time to time, the “Prior Credit Agreement”), pursuant to which the Company had a revolving credit facility which was due to expire in June 2016.
The Credit Agreement consists of a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $700 million with a final maturity date of June 23, 2020. The maturity date may be extended under certain conditions for an additional one-year term. Up to $75 million of the Revolving Facility under the Credit Agreement is available for the issuance of letters of credit. Additionally, up to $50 million of the Revolving Facility is available to the Company for swing line loans, available on a same-day basis.
Proceeds of the Revolving Facility are available for use by the Borrowers for working capital and other general corporate purposes, including refinancing existing debt of the Company and its subsidiaries. The Company may request increases in the lending commitments under the Credit Agreement, but the aggregate lending commitments pursuant to such increases may not exceed $350 million. The Company has the right, subject to certain conditions set forth in the Credit Agreement, to designate certain foreign subsidiaries of the Company as borrowers under the Credit Agreement. In connection with any such designation, the Company is required to guarantee the obligations of any such subsidiaries under the Credit Agreement.
Borrowings under the Credit Agreement bear interest, at either an alternate base rate or an adjusted LIBOR rate plus, in each case, an applicable margin. Such applicable margin is based on the Company’s senior, unsecured, long-term debt rating. Interest is payable (a) in the case of base rate loans, quarterly, and (b) in the case of LIBOR rate loans, on the maturity date of the borrowing, or quarterly from the effective date for borrowings exceeding three months.
The Credit Agreement requires payment to the lenders of a facility fee based upon (a) the amount of the lenders’ commitments under the credit facility from time to time and (b) the applicable corporate credit ratings of the Company. Voluntary prepayments of any loans and voluntary reductions of the unutilized portion of the commitments under the credit facility are permissible without penalty, subject to break funding payments and minimum notice and minimum reduction amount requirements.
The Credit Agreement contains affirmative and negative covenants that the Company believes are usual and customary for senior unsecured credit agreements, including a financial covenant requiring the maintenance of a 3.50 to 1.0 or lower leverage ratio, which is the ratio of the Company’s consolidated total debt to its consolidated EBITDA, each as defined in the Credit Agreement.
The negative covenants include, among other things, limitations (each of which is subject to customary exceptions for financings of this type) on our ability to:

•	grant liens;

•	enter into transactions resulting in fundamental changes (such as mergers or sales of all or substantially all of the assets of the Company);

•	restrict subsidiary dividends or other subsidiary distributions;

•	enter into transactions with the Company’s affiliates; and

•	incur certain additional subsidiary debt.

The Credit Agreement also contains customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties in any material respect; breach of the financial, affirmative or negative covenants; payment default on, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; certain changes in control of the Company; and the invalidity or unenforceability of the Credit Agreement or other documents associated with the Credit Agreement.

In addition to the Credit Agreement, the Company maintains other commercial and investment banking relationships with the lenders and their affiliates.
In connection with entering into the Credit Agreement, on June 23, 2015, the Company terminated its Prior Credit Agreement.
Under the Prior Credit Agreement, interest on borrowings based on the alternate base rate, plus an applicable margin, was payable quarterly. Interest on borrowings based on LIBOR plus an applicable margin was payable on the maturity date of the borrowing, or quarterly from the effective date for borrowings exceeding three months. The applicable margin was based on the Company’s senior, unsecured, long-term debt rating and could range from 87.5 basis points to 170 basis points. The key financial covenant the Company was required to maintain in connection with the Prior Credit Agreement was a maximum leverage ratio (consolidated debt to EBITDA) of 3.25 to 1.
This description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 — Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under Off-Balance Sheet Arrangements.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     On June 22, 2015, IDEX Corporation (“IDEX”) entered into a letter agreement with Frank J. Notaro setting forth the terms upon which his role as General Counsel of IDEX will be transitioned should he wish to retire upon reaching eligibility requirements in March 2016. Included in the terms of this agreement are the following conditions:

•	Mr. Notaro agrees to give IDEX advance notice of his desire to retire.

•
Mr. Notaro will continue to receive compensation and benefits under existing agreements with IDEX for services through his retirement date, plus payment of a prorated portion of his target bonus for the year in which he retires.

•
Mr. Notaro agrees to make himself available for a "consulting period", as defined in the agreement, after his retirement, and IDEX agrees to pay him a consulting fee of $250,000 on the terms set forth in the agreement.

The foregoing description of Mr. Notaro's letter agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits

10.1
Credit Agreement, dated as of June 23, 2015, by and among IDEX Corporation and certain of its subsidiaries, as borrowers, Bank of America, N.A., as administrative agent, swing line lender and an issuer of letters of credit; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents and issuers of letters of credit; Mizuho Bank, Ltd., U.S. Bank, National Association, and Barclays Bank PLC, as co-documentation agents, and the other lenders party thereto.

10.2	Letter agreement dated as of June 22, 2015 between IDEX Corporation and Frank J. Notaro.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ HEATH A. MITTS
Heath A. Mitts
Senior Vice President and Chief Financial Officer
June 25, 2015

EXHBIT INDEX

Exhibit Number	Description

10.1
Credit Agreement, dated as of June 23, 2015, by and among IDEX Corporation and certain of its subsidiaries, as borrowers, Bank of America, N.A., as administrative agent, swing line lender and an issuer of letters of credit; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents and issuers of letters of credit; Mizuho Bank, Ltd., U.S. Bank, National Association, and Barclays Bank PLC, as co-documentation agents, and the other lenders and agents party thereto.

10.2	Letter Agreement dated as of June 22, 2015 between IDEX Corporation and Frank J. Notaro.